UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2009

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-142546-29	98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                     Compensatory Arrangements of Certain Officers

(b)    Effective September 22, 2009, Mr. James Quella resigned as a member of the Supervisory Board and the Audit Committee of The Nielsen Company B.V. (“Nielsen”), having been a member since July 28, 2006.

Item 8.01.    Other Events

At an extraordinary meeting of Nielsen’s shareholders held on September 22, 2009, the shareholders elected Mr. Robert Reid as a member of the Supervisory Board.

Robert Reid is a Managing Director in the Corporate Private Equity group at The Blackstone Group. Prior to joining Blackstone, Mr. Reid worked at the Investment Banking Division at Morgan Stanley & Co. Mr. Reid received an AB in Economics from Princeton University where he graduated magna cum laude.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2009

THE NIELSEN COMPANY B.V.

By:	/s/ Jeffrey R. Charlton
Name:	Jeffrey R. Charlton
Title:	Senior Vice President and Corporate Controller (Principal Accounting Officer)

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